EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation (the “Company”), does hereby constitute and appoint STEVEN P. GRIMES and DENNIS K. HOLLAND, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents deem advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the registration under said Securities Act of shares of common stock of the Company subject to the Second Amended and Restated Inland Western Retail Real Estate Trust, Inc. Independent Director Stock Option Plan and the Inland Western Retail Real Estate Trust, Inc. 2008 Long-Term Equity Compensation Plan, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer or both, of the Company, as indicated below his or her signature, to the registration statement, and any amendment, post-effective amendment, supplement or papers supplemental thereto, to be filed with respect to said shares of common stock; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.  Validity of this Power of Attorney will not be affected by failure to acknowledge, witness or seal it.

This Power of Attorney may be executed in two or more counterparts, each of which shall be original and all of which shall constitute one and the same instrument.

[signatures on following page]

IN WITNESS WHEREOF, each of the undersigned has subscribed these presents on the date set forth below opposite his name and title.

Signature	Title	Date

/s/ Steven P. Grimes	Chief Executive Officer, President,	November 10, 2009
Steven P. Grimes	Chief Financial Officer and Treasurer

/s/ James W. Kleifges	Chief Accounting Officer	November 10, 2009
James W. Kleifges

/s/ Robert D. Parks	Chairman of the Board and Director	November 10, 2009
Robert D. Parks

/s/ Kenneth H. Beard	Director	November 19, 2009
Kenneth H. Beard

/s/ Frank A. Catalano, Jr.	Director	November 10, 2009
Frank A. Catalano, Jr.

/s/ Paul R. Gauvreau	Director	November 10, 2009
Paul R. Gauvreau

/s/ Gerald M. Gorski	Director	November 10, 2009
Gerald M. Gorski

/s/ Brenda G. Gujral	Director	November 10, 2009
Brenda G. Gujral

/s/ Richard P. Imperiale	Director	November 10, 2009
Richard P. Imperiale

/s/ Kenneth E. Masick	Director	November 10, 2009
Kenneth E. Masick

/s/ Barbara A. Murphy	Director	November 10, 2009
Barbara A. Murphy